UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2015

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 Mockingbird Lane		37604
(Address of principal executive offices)		(Zip Code)

(423) 743-9151

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The 2015 Annual Meeting of the Stockholders of NN, Inc. (the “Company”) was held on May 14, 2015. At the Annual Meeting, the following proposals were considered:

(1)	The election of three Class II directors to serve for a term of three years;

(2)	An advisory resolution to approve the compensation of the Company’s named executive officers; and

(3)	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2015.

For beneficial owners holding the Company’s common stock at a bank or brokerage institution, a “broker non-vote” occurred if the owner failed to give voting instructions, and the bank or broker was otherwise restricted from voting on the owner’s behalf.

Proposal 1

Three Class II directors were elected, and the aggregate votes cast for or withheld, and the broker non-votes were as follows:

	For	Withheld	Broker Non-Votes
Robert E. Brunner	14,369,851	874,757	1,542,317
Richard D. Holder	14,851,974	392,634	1,542,317
David L. Pugh	14,807,660	436,948	1,542,317

Proposal 2

The advisory resolution to approve the compensation of the Company’s named executive officers was approved, and the aggregate votes cast for or against, as well as the abstentions and broker non-votes, were as follows:

For	Against	Abstentions	Broker Non-Votes
13,827,250	1,137,153	280,205	1,542,317

Proposal 3

The Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2015 was ratified, and the aggregate votes cast for or against and the abstentions, were as follows:

For	Against	Abstentions
15,593,015	1,188,960	4,950

ITEM 8.01	OTHER EVENTS

On May 13, 2015, the Company issued a press release announcing the declaration of a quarterly cash dividend of $0.07 per common share payable on June 19, 2015, to stockholders of record as of the close of business on June 5, 2015. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release of NN, Inc. dated May 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2015

NN, INC.

By:	/s/ William C. Kelly, Jr.
Name: William C. Kelly, Jr.
Title: Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of NN, Inc. dated May 13, 2015.